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                             [LETTERHEAD OF ROBEC]


                                             June 26, 1995


Mr. Marc Werner
Werner Company
93 Werner Road
Greenville, PA 16125-9499

Dear Marc:

     Effective immediately, I hereby resign as director of AmeriQuest Technologies, Inc.

                                             Sincerely yours,

                                             /s/ Robert H. Beckett

RHB:pb                                       Robert H. Beckett
                                             Chairman & CEO

cc:  Harold L. Clark
     Stephen G. Holmes